EXHIBIT 99.1

Press Release

	Contacts:	Don R. Madison, CFO
FOR IMMEDIATE RELEASE		Powell Industries, Inc.
713-947-4422

Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E / 713-529-6600
POWELL INDUSTRIES ANNOUNCES FISCAL 2007
FOURTH QUARTER AND YEAR-END RESULTS
HOUSTON — DECEMBER 5, 2007 — Powell Industries, Inc. (NASDAQ: POWL), a leading manufacturer of equipment and systems for the management and control of electrical energy and other critical processes, today announced results for the fiscal 2007 fourth quarter and year ended September 30, 2007. As previously announced, the Company changed its fiscal year-end to September 30 from October 31, effective September 30, 2006. Therefore, the comparable periods of fiscal 2006 are comprised of the two months and eleven months ended September 30, 2006, respectively.
     Revenues for the fourth quarter of fiscal 2007 were $150.5 million compared to revenues of $88.3 million for the fourth quarter of fiscal 2006. The business operations of the Company’s August 2006 Power/Vac® product line acquisition contributed revenues of $19.1 million in the fourth quarter of fiscal 2007. Net income for the fourth quarter was $2.5 million, or $0.22 per diluted share, compared to net income of $2.2 million, or $0.20 per diluted share, in the fourth quarter of fiscal 2006.
     Thomas W. Powell, chairman and chief executive officer, stated, “We are very pleased with our overall performance for the year. We generated record bookings of $200 million in the fourth quarter, had total bookings for the year of $667 million and closed the year with a record backlog of $464 million. We continue to see excellent activity and opportunities in all of our key markets and are responding to customers’ needs and successfully closing business at an unprecedented rate.
     “The relocation of the acquired Power/Vac® product line is on track for a March 2008 completion. This relocation, a greenfield start-up, has been accomplished during a very challenging period of growth. We continue to be encouraged by the direction and future of the Company.”

     The Electrical Power Products segment recorded revenues of $145.2 million in the fiscal 2007 fourth quarter compared to $82.5 million in the fourth quarter of fiscal 2006. The business operations of the Company’s August 2006 Power/Vac product line acquisition contributed revenues of $19.1 million in the fourth quarter of fiscal 2007. Income before income taxes for Electrical Power Products in the fourth quarter totaled $3.7 million versus income before income taxes of $1.8 million in last year’s fourth quarter.
     The company’s order backlog as of September 30, 2007 was a record $464 million compared to $355 million at the end of the fiscal 2006 fourth quarter ended September 30, 2006 and compared to $411 million at the end of the third quarter of fiscal 2007 ended June 30, 2007. New orders placed during the fourth quarter of fiscal 2007 totaled a record $200 million compared to $156 million in the fourth quarter of fiscal 2006 and compared to $151 million in the third quarter of fiscal 2007.
FULL YEAR RESULTS
     Revenues for fiscal 2007 were $564.3 million compared to revenues of $374.5 million for the fiscal 2006. The business operations of the Company’s August 2006 Power/Vac product line acquisition contributed revenues of $85.7 million in fiscal 2007. Net income for fiscal 2007 was $9.9 million, or $0.88 per diluted share, compared to net income of $8.4 million, or $0.76 per diluted share, in fiscal 2006.
     The Electrical Power Products segment recorded revenues of $541.6 million in fiscal 2007 compared to $347.9 million in fiscal 2006. The business operations of the Company’s August 2006 Power/Vac product line acquisition contributed revenues of $85.7 million in the fiscal 2007. Income before income taxes for Electrical Power Products in fiscal 2007 totaled $14.8 million versus income before income taxes of $11.3 million in fiscal 2007.
OUTLOOK
     The following statements are based on the current expectations of the Company. These statements are forward-looking and actual results may differ materially as further elaborated in the last paragraph below.
     Powell Industries expects full year fiscal 2008 revenues to range between $625 million and $650 million and full year fiscal 2008 earnings to range between $1.65 and $1.90 per diluted share.

CONFERENCE CALL
     Powell Industries has scheduled a conference call for Wednesday, December 5, 2007, at 11:00 a.m. eastern time. To participate in the conference call, dial 303-262-2143 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until December 12, 2007. To access the replay, dial 303-590-3000 using a passcode of 11102933.
     Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.powellind.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 90 days at http://www.powellind.com.
     Powell Industries, Inc., headquartered in Houston, designs, manufactures and packages systems and equipment for the control, distribution and management of electrical energy and other dynamic processes. Powell provides products and services to large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations, commuter railways and other vehicular transportation facilities. For more information, please visit www.powellind.com.
     Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, including but not limited to the results of the Company’s internal investigation relating to the accounting errors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.
- Tables to follow -

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three	Two	Twelve	Eleven
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	Sept 30,	Sept 30,	Sept 30,	Sept 30,
	2007	2006	2007	2006
(In thousands, except per share data)	(Unaudited)		(Unaudited)

Revenues	$150,463	$88,282	$564,282	$374,547

Cost of goods sold	125,153	72,580	468,691	305,489

Gross profit	25,310	15,702	95,591	69,058

Selling, general and administrative expenses	20,770	12,805	77,246	55,345

Income before interest, income taxes and minority interest	4,540	2,897	18,345	13,713

Interest expense	972	488	3,501	1,625

Interest income	(148)	(191)	(558)	(927)

Income before income taxes and minority interest	3,716	2,600	15,402	13,015

Income tax provision	1,314	399	5,468	4,609

Minority interest in net income (loss)	(58)	(25)	21	(3)

Net income	$2,460	$2,226	$9,913	$8,409

Net earnings per common share:

Basic	$0.22	$0.20	$0.90	$0.77

Diluted	$0.22	$0.20	$0.88	$0.76

Weighted average shares:

Basic	11,111	10,907	11,045	10,876

Diluted	11,306	11,102	11,233	11,089

SELECTED FINANCIAL DATA:
Depreciation and amortization	$3,339	$1,592	$11,564	$6,498

Capital expenditures	$3,227	$3,632	$14,338	$8,435

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2007	2006
(In thousands)	(Unaudited)

Assets:

Current assets	$236,886	$193,500

Property, plant and equipment (net)	67,401	60,336

Other assets	36,728	38,842

Total assets	$341,015	$292,678

Liabilities & stockholders’ equity:

Current liabilities	$135,612	$98,612

Long-term debt and capital lease obligations, net of current maturities	27,372	33,886

Deferred and other long-term liabilities	4,184	2,971

Stockholders’ equity and minority interest	173,847	157,209

Total liabilities and stockholders’ equity	$341,015	$292,678

POWELL INDUSTRIES, INC. & SUBSIDIARIES
BUSINESS SEGMENTS

	Three	Two	Twelve	Eleven
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	Sept 30,	Sept 30,	Sept 30,	Sept 30,
	2007	2006	2007	2006
(In thousands)	(Unaudited)		(Unaudited)

Revenues:

Electrical Power Products	$145,156	$82,515	$541,584	$347,928
Process Control Systems	5,307	5,767	22,698	26,619

Total revenues	$150,463	$88,282	$564,282	$374,547

Income before income taxes:

Electrical Power Products	$3,674	$1,751	$14,781	$11,273
Process Control Systems	42	849	621	1,742

Total income before income taxes	$3,716	$2,600	$15,402	$13,015

	September 30,	September 30,
	2007	2006
(In thousands)	(Unaudited)

Backlog:
Electrical Power Products	$434,902	$324,688
Process Control Systems	29,596	30,440

Total backlog	$464,498	$355,128

# # #